Form N-SAR
Item 77O

Name of Registrant:     SunAmerica Seasons Series Trust

Name of Portfolio:      Large Cap Growth

Issuer:         Las Vegas Sands Corp.

Years of Operation:                             At least 3 years of operations

Underwriting Type:                              Firm

Offering Type:          U.S. Registered

Underwriter from whom Purchased:        Merrill Lynch Pierce Fenner & Smith

Underwriting Syndicate Members:

Goldman Sachs & Co.


Date Offering Commenced:        12/14/04

Date of Purchase:               12/14/04

Principal Amount of Offering:   690,476,196 Shares

Offering price: $29.00

Purchase price: $29.00

Commission, spread or profit:   $1.813

Principal amount of purchases by all
investment companies advised by the
investment sub-adviser: 44,080 shares



Name of Registrant:     SunAmerica Seasons Series Trust

Name of Portfolio:      International Equity

Issuer:         Shinsei Bank, Ltd.

Years of Operation:                             At least 3 years of operations

Underwriting Type:                              Firm

Offering Type:          U.S. Registered

Underwriter from whom Purchased:        Morgan Stanley

Underwriting Syndicate Members:

Goldman Sachs & Co.


Date Offering Commenced:        02/07/05

Date of Purchase:               02/07/05

Principal Amount of Offering:   462,887,000 Shares

Offering price: $5.82

Purchase price: $5.82

Commission, spread or profit:   $.19

Principal amount of purchases by all
investment companies advised by the
investment sub-adviser: 12,000 shares